POWER OF ATTORNEY

STATE OF ALABAMA

COUNTY OF JEFFERSON

      The undersigned director, officer and/or shareholder of Vulcan Materials Company, a New Jersey corporation, hereby nominates, constitutes and appoints Michael R. Mills, Jerry F. Perkins Jr., and C. Samuel Todd, or any of them, the true and lawful attorneys of the undersigned to prepare, based on information provided by the undersigned, and sign the name of the undersigned to (1) any Form 3 required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), for and on behalf of the undersigned and any and all amendments to said report; (2) any Form 4 required to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports; and (3) any Form 5 to be filed with the SEC under the Exchange Act, for and on behalf of the undersigned and any and all amendments to said reports.

      The undersigned hereby grants to said attorneys full power of substitution, resubstitution and revocation, all as fully as the undersigned could do if personally present, hereby ratifying all that said attorneys or their substitutes may lawfully do by virtue hereof.

      This Power of Attorney shall be effective for so long as the undersigned remains subject to the provisions of Section 16 of the Exchange Act, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys.

      IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 17th day of April, 2018.

	/s/ Randy L. Pigg
            Randy L. Pigg